Exhibit 99.1

TIBCO SOFTWARE INC. CHANGE IN CONTROL SEVERANCE PLAN

1. Introduction1. The purpose of this TIBCO Software Inc. Change in Control Severance Plan (the “Plan”) is to provide assurances of specified severance benefits to eligible employees of the Company whose employment is subject to being involuntarily terminated (other than for Cause, death or permanent disability) or terminated for Good Reason following a Change in Control of the Company. The Company recognizes that the potential of a Change in Control can be a distraction to employees and can cause such employees to consider alternative employment opportunities. The Plan is intended to (i) assure that the Company will have continued dedication and objectivity of its employees, notwithstanding the possibility, threat or occurrence of a Change in Control and (ii) provide the Company’s employees with an incentive to continue their employment and to motivate its employees to maximize the value of the Company upon a Change in Control for the benefit of its stockholders. This Plan is an “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended. This document constitutes both the written instrument under which the Plan is maintained and the required summary plan description for the Plan.

2. Important Terms. To help you understand how this Plan works, it is important to know the following terms:

2.1 “Administrator” means the Company, acting through its EVP, General Counsel & Secretary or any person to whom the Administrator has delegated any authority or responsibility pursuant to Section 7, but only to the extent of such delegation.

2.2 “Base Pay” means a Covered Employee’s regular straight-time salary as in effect during the last regularly scheduled payroll period immediately preceding the date on which the Severance Benefit becomes payable. Base Pay does not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means (i) an act of fraud or personal dishonesty undertaken by a Covered Employee in connection with the Covered Employee’s responsibilities as an employee that is intended to result in substantial gain or personal enrichment of the Covered Employee at the expense of the Company, (ii) a Covered Employee’s conviction of, or plea of nolo contendere to, a felony, (iii) a Covered Employee’s gross misconduct in connection with the performance or failure of performance of a material component of the Covered Employee’s responsibilities as an employee that is materially injurious to the Company, or (iv) a Covered Employee’s continued substantial violations of his or her employment duties after the Covered Employee has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company’s belief that the Covered Employee has not substantially performed such duties.

[1]	All capitalized terms used herein, and not otherwise defined, are defined in section 2 of the Plan

2.5 “Change in Control” means (a) a sale of all or substantially all of the Company’s assets, (b) any merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity, or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, (c) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, (d) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board, or (e) a dissolution or liquidation of the Company.

2.6 “Company” means TIBCO Software Inc., a Delaware corporation, and any successor by merger, acquisition, consolidation or otherwise that assumes the obligations of the Company under the Plan.

2.7 “Covered Employee” means an employee of the Company who has been designated by the Administrator to participate in the Plan. Each such designated employee is shown on Appendix A attached hereto as a “Covered Employee.”

2.8 “Determination Period” means the time period beginning on the date that is three months before the date of the Change in Control and ending on the date which is twelve months following the date of the Change in Control.

2.9 “Effective Date” means July 10, 2005.

2.10 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.11 “Good Reason” means without the Covered Employee’s written consent, after (a) a material reduction in the Covered Employee’s authority, status or responsibilities (including reporting responsibilities) relative to the Covered Employee’s authority, status or responsibilities in effect immediately prior to such reduction where such reduction was imposed without Cause; (b) a reduction in the Covered Employee’s annualized Base Pay, without the Covered Employee’s written consent (unless the Company also reduces the Base Pay of substantially all other employees of the Company); (c) a reduction in the kind or level of benefits (not including Base Pay, target bonus or equity compensation) for which the Covered Employee is eligible (unless the Company also reduces the kind or level of benefits available to substantially all other employees of the Company); or (d) the relocation of the Covered Employee’s principal place of performing his or her duties as an employee of the Company by more than thirty (30) miles. Notwithstanding the foregoing, an event described in this Section 2.11 shall not constitute Good Reason unless it is communicated by the Covered Employee to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to such Covered Employee (including full retroactive correction with respect to any monetary matter) within 10 days of the Company’s receipt of such written notice.

2.12 “Involuntary Termination” means a termination of employment of a Covered Employee under the circumstances described in Section 4.1.

2.13 “Plan” means the TIBCO Software Inc. Change in Control Severance Plan, as set forth in this document, and as hereafter amended from time to time.

2.14 “Severance Benefit” means the compensation and other benefits the Covered Employee will be provided pursuant to Section 4.

2.15 “Tier 1 Covered Employee” means any employee of the Company designated as an employee under Tier 1 as shown on Appendix A attached hereto.

2.16 “Tier 2 Covered Employee” means any employee of the Company designated as an employee under Tier 2 as shown on Appendix A attached hereto.

2.17 “Tier 3 Covered Employee” means any employee of the Company designated as an employee under Tier 3 as shown on Appendix A attached hereto.

2.18 “Tier 4 Covered Employee” means any employee of the Company designated as an employee under Tier 4 as shown on Appendix A attached hereto.

3. Eligibility for Severance Benefit. An individual is eligible for the Severance Benefit under the Plan, in the amount set forth in Section 4, only if he or she is a Covered Employee on the date he or she experiences an Involuntary Termination.

4. Severance Benefit.

4.1 Involuntary Termination Following a Change in Control. If at any time within the Determination Period following a Change in Control (i) such Covered Employee terminates his or her employment with the Company (or any parent or subsidiary of the Company) for Good Reason, or (ii) the Company (or any parent or subsidiary of the Company) terminates such Covered Employee’s employment for other than Cause, death or permanent disability, then, subject to the Covered Employee’s compliance with Section 4.3, the Covered Employee shall receive the following Severance Benefit from the Company:

4.1.1 Severance Benefit.

4.1.1.1 Tier 1 Covered Employee. Each Tier 1 Covered Employee shall be entitled to receive a lump sum cash payment equal to twelve (12) months of Base Pay and the Covered Employee’s target bonus for the year of termination.

4.1.1.2 Tier 2 Covered Employee. Each Tier 2 Covered Employee shall be entitled to receive a lump sum cash payment equal to nine (9) months of Base Pay and nine (9) months of the Covered Employee’s target bonus for the year of termination.

4.1.1.3 Tier 3 Covered Employee. Each Tier 3 Covered Employee shall be entitled to receive a lump sum cash payment equal to six (6) months of Base Pay and six (6) months of the Covered Employee’s target bonus for the year of termination.

4.1.1.4 Tier 4 Covered Employee. Each Tier 4 Covered Employee shall be entitled to receive a lump sum cash payment equal to three (3) months of Base Pay and three (3) months of the Covered Employee’s target bonus for the year of termination.

4.1.2 Continued Medical Benefits. If the Covered Employee, and any spouse and/or dependents of the Covered Employee (“Family Members”) has medical and dental coverage on the date of Covered Employee’s termination of employment under a group health plan sponsored by the Company, the Company will reimburse Covered Employee for the total applicable premium cost for medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. Sections 1161-1168; 26 U.S.C. Section 4980B(f), as amended, and all applicable regulations (referred to collectively as “COBRA”) for Covered Employee and his Family Members as follows:

4.1.2.1 Tier 1 Covered Employee. For a period of up to twelve (12) months.

4.1.2.2 Tier 2 Covered Employee. For a period of up to nine (9) months.

4.1.2.3 Tier 3 Covered Employee. For a period of up to six (6) months.

4.1.2.4 Tier 4 Covered Employee. For a period of up to three (3) months.

Notwithstanding the forgoing, the Company shall have no obligation to reimburse the Covered Employee for the premium cost of COBRA coverage beginning on or after the date the Covered Employee and his Family Members first become eligible to obtain comparable benefits from a subsequent employer.

4.1.3 Stock Option Accelerated Vesting.

4.1.3.1 Tier 1 Covered Employee. Fifty (50) percent of each Tier 1 Covered Employee’s outstanding and unvested equity compensation awards, as determined on such Covered Employee’s date of termination, shall automatically accelerate so as to become fully vested and exercisable. The period over which such equity compensation awards may be exercised shall be governed by the applicable provisions of the Company’s Stock Option Plans and related Stock Option Agreements.

4.1.3.2 Tier 2 and Tier 3 Covered Employees. Twenty-five (25) percent of each Tier 2 Covered Employee’s and each Tier 3 Covered Employee’s outstanding and unvested equity compensation awards, as determined on such Covered Employee’s date of termination, shall automatically accelerate so as to become fully vested and exercisable. The period over which such equity compensation awards may be exercised shall be governed by the applicable provisions of the Company’s Stock Option Plans and related Stock Option Agreements.

4.1.3.3 Tier 4 Covered Employee. The acceleration of vesting upon a Change in Control of each Tier 4 Covered Employee’s outstanding and unvested equity compensation awards, as determined on such Covered Employee’s date of termination, and the period over which such equity compensation awards may be exercised shall be governed by the applicable provisions of the Company’s Stock Option Plans and related Stock Option Agreements.

4.2 Parachute Payments. In the event that the severance and other benefits provided for in this Plan or otherwise payable or provided to the Covered Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) but for this Section 4.2, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Employee’s severance benefits hereunder Section 4.1 shall be either

(a) delivered in full, or

(b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Covered Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Covered Employee otherwise agree in writing, any determination required under this Section 4.2 shall be made in writing in good faith by the accounting firm serving as the Company’s independent public accountants immediately prior to the Change of Control (the “Accountants”). In the event of a reduction in benefits hereunder, the Covered Employee shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Covered Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.2.

4.3 Release and Non-Disparagement Agreement. As a condition to receiving Severance Benefits under this Plan, each Covered Employee will be required to sign a waiver and release of all claims arising out of his or her Involuntary Termination and employment with the Company and its subsidiaries and affiliates and an agreement not to disparage the Company, its directors, or its executive officers, in a form reasonably satisfactory to the General Counsel of the Company.

4.4 Termination of Benefits. Benefits under this Plan shall terminate immediately for a Covered Employee if such Covered Employee, at any time, violates any proprietary information or confidentiality obligation to the Company or the terms of any applicable non-competition agreement with the Company.

4.5 Non-Duplication of Benefits. Notwithstanding any other provision in the Plan to the contrary, the Severance Benefits and other benefits provided hereunder shall be in lieu of any other severance and/or retention plan benefits and the Severance Benefits and other benefits provided hereunder shall be reduced by any severance paid or provided to a Covered Employee under any other plan or arrangement.

5. Vacation Days. Any unused vacation pay accrued as of a Covered Employee’s date of Involuntary Termination will be paid at the time the Covered Employee receives his or her first Severance Benefit. No Covered Employee may use any accrued but unused vacation pay to extend his or her Involuntary Termination date or to postpone or delay the start of his or her Severance Period.

6. Withholding. The Company will withhold from any Severance Benefit all federal, state, local and other taxes required to be withheld therefrom and any other required payroll deductions.

7. Administration. The Company is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA). The Plan will be administered and interpreted by the Administrator (in his or her sole discretion). The Administrator is the “named fiduciary” of the Plan for purposes of ERISA and will be subject to the fiduciary standards of ERISA when acting in such capacity. Any decision made or other action taken by the Administrator with respect to the Plan, and any interpretation by the Administrator of any term or condition of the Plan, or any related document, will be conclusive and binding on all persons and be given the maximum possible deference allowed by law. The Administrator has the authority to act for the Company (in a non-fiduciary capacity) as to any matter pertaining to the Plan; provided, however, that this authority does not apply with respect to (a) the Company’s power to amend or terminate the Plan or (b) any action that could reasonably be expected to increase significantly the cost of the Plan which is subject to the prior approval of the Executive Vice President, Strategic Operations of the Company. The Administrator may delegate in writing to any other person all or any portion of his or her authority or responsibility with respect to the Plan.

8. Eligibility to Participate. The Administrator will not be excluded from participating in the Plan if otherwise eligible, but he or she is not entitled to act or pass upon any matters pertaining specifically to his or her own benefit or eligibility under the Plan. The Executive Vice President, Strategic Operations of TIBCO Software, Inc. will act upon any matters pertaining specifically to the benefit or eligibility of the Administrator under the Plan.

9. Amendment or Termination. The Company reserves the right to amend, modify or terminate the Plan at any time, without advance notice to any Covered Employee; provided, however, that, prior to a Change in Control, the Company shall provide nine (9) months advance notice to each Covered Employee of any amendment or modification to the Plan that would be adverse to such Covered Employee with respect to eligibility or the amount of Severance Benefits payable hereunder. Notwithstanding the preceding, commencing on the date of a Change in Control, no amendment or termination of the Plan shall reduce the Severance Benefit payable to any Covered Employee who terminates employment during the Determination Period (unless the affected Covered Employee consents to such amendment or termination). Any action of the Company in amending or terminating the Plan will be taken in a non-fiduciary capacity.

10. Claims Procedure. Any employee or other person who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Administrator. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will also describe any additional information needed to support the claim and the Plan’s procedures for appealing the denial. The denial notice will be provided within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial 90-day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the claim.

11. Appeal Procedure. If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Administrator for a review of the decision denying the claim. Review must be requested within 60 days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments in writing. The Administrator will provide written notice of his or her decision on review within 60 days after it receives a review request. If additional time (up to 60 days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice shall also include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA.

12. Source of Payments. All Severance Benefits will be paid in cash from the general funds of the Company; no separate fund will be established under the Plan; and the Plan will have no assets. No right of any person to receive any payment under the Plan will be any greater than the right of any other general unsecured creditor of the Company.

13. Inalienability. In no event may any current or former employee of the Company or any of its subsidiaries or affiliates sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan. At no time will any such right or interest be subject to the claims of creditors nor liable to attachment, execution or other legal process.

14. No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, any amendment of the Plan, nor the making of any benefit payment hereunder, will be construed to confer upon any individual any right to be continued as an employee of the Company. The Company expressly reserves the right to discharge any of its employees at any time, with or without cause.

15. Applicable Law. The provisions of the Plan will be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of California.

16. Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

17. Headings. Headings in this Plan document are for purposes of reference only and will not limit or otherwise affect the meaning hereof.

18. Indemnification. The Company hereby agrees to indemnify and hold harmless the officers and employees of the Company, and the members of its boards of directors, from all losses, claims, costs or other liabilities arising from their acts or omissions in connection with the administration, amendment or termination of the Plan, to the maximum extent permitted by applicable law. This indemnity will cover all such liabilities, including judgments, settlements and costs of defense. The Company will provide this indemnity from its own funds to the extent that insurance does not cover such liabilities. This indemnity is in addition to and not in lieu of any other indemnity provided to such person by the Company.

19. Additional Information.

Plan Name:	TIBCO Software Inc. Change of Control Severance Plan

Plan Sponsor:	TIBCO Software Inc.
3303 Hillview Ave
Palo Alto, CA 94304

Identification Numbers:	EIN: - 77-0449727
PLAN: 5

Plan Year:	FISCAL YEAR

Plan Administrator:	TIBCO Software Inc.
Attention: Executive Vice President, General Counsel & Secretary
3303 Hillview Ave
Palo Alto, CA 94304

(650) 846-1000

Agent for Service of	TIBCO Software Inc.
Legal Process:	Attention: General Counsel
3303 Hillview Ave
Palo Alto, CA 94304

(650) 846-1000

Service of process may also be made upon the Plan Administrator.

Type of Plan	Severance Plan/Employee Welfare Benefit Plan

Plan Costs	The cost of the Plan is paid by the Employer.

20. Statement of ERISA Rights.

As a Covered Employee under the Plan, you have certain rights and protections under ERISA:

(a) You may examine (without charge) all Plan documents, including any amendments and copies of all documents filed with the U.S. Department of Labor, such as the Plan’s annual report (IRS Form 5500). These documents are available for your review in the Company’s Human Resources Department.

(b) You may obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. A reasonable charge may be made for such copies.

In addition to creating rights for Covered Employees, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan (called “fiduciaries”) have a duty to do so prudently and in the interests of you and the other Covered Employees. No one, including the Company or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the Plan or exercising your rights under ERISA. If your claim for a severance benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the denial of your claim reviewed. (The claim review procedure is explained in Sections 10 and 11 above.)

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and to pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.

In any case, the court will decide who will pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim is frivolous.

If you have any questions regarding the Plan, please contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

21. Execution.

In Witness Whereof, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

TIBCO Software Inc.

By	/s/ William R. Hughes
Title	EVP, General Counsel and Secretary

Date	July 12, 2005